SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger advertisement published in the Wall Street Journal and the New York Times, dated as of August 24, 2001	Item 1

Revised content of http://www.rangergov.com	Item 2

Contents of Items 1-2

An Open Letter To The
Directors Of Computer Associates

August 22, 2001

Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749

To the Computer Associates Board of Directors:

The Ranger Governance nominees, Cece Smith, Elizabeth VanStory, Richard Agnich and I, were disappointed to see Chairman Charles Wang’ recent comments responding to the endorsement of the Ranger Governance slate of nominees to the Computer Associates Board by CalPERS, Proxy Monitor and ISS.

Mr. Wang was quoted in The Wall Street Journal† on August 21, 2001 saying that election of the Ranger nominees “would create a divided board.”* It is unclear whether Mr. Wang simply objects to independent voices – as elected by CA shareholders – on the CA Board or is suggesting the incumbent CA board members do not share our goals of improvin’ CA’s business, enhancing customer relations and increasing shareholder value. In either case, we certainly hope Mr. Wang’s comments do not reflect the views of the entire CA Board.

If the Ranger nominees are elected, shareholders will be directly voicing support for us to participate in charting the future course of Computer Associates. We believe Board members who are independent, with different points of view, relevant expertise and varied experience can only enhance the quality of the entire Board. Although we plan to bring to CA new ideas and perspectives, we know that as Board members and representatives of the shareholders, we will all have the common goal of working constructively to fix what’s broken at CA.

                                                                                     Sincerely,

                                                                                     Steve Perkins

*Permission to use quotation neither sought nor obtained.

“. . . election of the [Ranger nominees] offers real benefits without substantial risks of disrupting the company’s business. . .”*

Proxy Alert: Computer Associates International, Inc., Institutional Shareholder Services, 8.20.01

Integrity, Innovation and Accountability.
Vote the GREEN Proxy Today

If you have submitted a proxy card for Ranger’s former full slate of 10 candidates, Ranger will cast your vote for Cece Smith, Elizabeth VanStory, Richard Agnich and Stephen Perkins. Because Ranger will nominate only these four nominees to serve as directors of Computer Associates at the annual meeting on August 29, 2001, other members of the full slate will not be eligible for election and votes for them will not count. Thus, unless you submit a new proxy card, you will lose the opportunity to vote with respect to as many as six of Computer Associates ten directorships.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., INC. at (800) 607-0088

Ranger urges all shareholders to read its definitive proxy statement and supplement which contain important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001 and the supplement was filed on August 17, 2001. Both are available on Ranger’s updated website at www.rangergov.com.

* Permission to use quotation neither sought nor obtained.

† The Wall Street Journal is a trademark of Dow Jones L.P.

Advertisements

The following advertisements regarding the proxy contest have appeared in various newspapers including The Wall Street Journal, The New York Times and The Orlando Sentinel.

An Open Letter...	Why is this man smiling?

ISS Recomends Ranger's...	Ranger Governance Announces...

..Problems of Computer Associates...	Still Smilling Version2

Integrity. Innovation. Accountability.	When is it OK to lose $342,000,000?

A Slate of Proven Leaders	An Open Letter To Computer Associates’ Customers

Why are these men smiling?	Why are these men suing?